For:	Alamo Group Inc.

Contact:	Kevin Carter
VP Finance, Strategy, and Investor Relations
830-372-9544

Financial Relations Board
Joe Calabrese
212-827-3772

ALAMO GROUP ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER 2026

SEGUIN, Texas, August 3, 2026 -- Alamo Group Inc. (NYSE: ALG) today reported results for the second quarter of 2026.

Highlights:

▪Net sales were $450.7 million, up 7.6% compared to the second quarter of 2025
▪Net income was $30.9 million and adjusted net income was $34.2 million
▪Fully diluted EPS was $2.55 per share, nearly flat compared to $2.57 per share in the second quarter of 2025
▪Adjusted fully diluted EPS was $2.82 per share, an increase of 7.2% compared to $2.63 per share in the second quarter of 2025
▪Adjusted EBITDA of $63.9 million was 14.2% of net sales, up 8.7% compared to the second quarter of 2025
▪Net sales in the Industrial Equipment Division were $271.6 million, up 12.8% compared to the second quarter of 2025
▪Net sales in the Vegetation Management Division were $179.1 million, up 0.4% compared to the second quarter of 2025
▪The Company renewed its credit facility in May 2026 with improved terms and preserved $602.5 million of committed capacity, including a $400.0 million revolver and $202.5 million term loan facility
▪On June 30, 2026, cash was $195.0 million and total debt was $262.7 million
▪Returned $19.0 million to stockholders in the first six months of 2026, including $10.8 million of share repurchases and $8.2 million of dividends

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Robert Hureau, Alamo Group's President and Chief Executive Officer, commented, "Our second quarter results reflect continued execution across the business, highlighted by strong sales growth in our Industrial Equipment Division, improved adjusted earnings, and solid adjusted EBITDA performance. Conditions across our end markets remain mixed, and our teams continue to focus on operational improvement, and disciplined execution of our strategic priorities."

Second Quarter Results

Net sales for the second quarter of 2026 were $450.7 million, an increase of 7.6% compared to $419.1 million for the second quarter of 2025. Net income for the second quarter of 2026 was $30.9 million, or $2.55 per fully diluted share compared to $31.1 million, or $2.57 per fully diluted share for the second quarter of 2025.

The Company also reported adjusted net income of $34.2 million, or $2.82 per fully diluted share, for the second quarter of 2026 compared to adjusted net income of $31.9 million, or $2.63 per fully diluted share for the second quarter of 2025. Adjusted EBITDA for the second quarter of 2026 was $63.9 million, or 14.2% of net sales, compared to $58.8 million, or 14.0% of net sales, for the second quarter of 2025.

Net sales in the Industrial Equipment Division were $271.6 million, an increase of 12.8% compared to $240.7 million for the second quarter of 2025. The year-over-year increase in Industrial Equipment Division sales reflected organic demand and the contribution from Petersen. Adjusted EBITDA in the Industrial Equipment Division for the second quarter of 2026 was $45.3 million, or 16.7% of net sales, compared to $40.3 million, or 16.8% of net sales, in the second quarter of 2025.

Net sales in the Vegetation Management Division were $179.1 million, an increase of 0.4% compared to $178.4 million in the second quarter of 2025. Adjusted EBITDA in the Vegetation Management Division for the second quarter of 2026 was $18.6 million, or 10.4% of net sales, compared to $18.5 million, or 10.4% of net sales, in the second quarter of 2025.

Robert Hureau, Alamo Group's President and Chief Executive Officer, commented, "Our Industrial Equipment Division delivered a strong quarter, with sales growth and solid profitability, including a meaningful contribution from Petersen following its acquisition earlier this year. In the Vegetation Management Division, sales were relatively stable compared to the prior year despite pressure in certain end markets. We are continuing to focus on improving margins through operational execution, cost discipline and targeted actions across the portfolio."

For the six months ended June 30, 2026, cash flow provided by operations was $22.7 million, investing cash outflow was $171.6 million, and financing cash inflow was $37.3 million.

In May 2026, the Company renewed its credit facility on improved terms across the facility, further strengthening its liquidity profile and financial flexibility. The successful renewal provides $602.5 million of committed capacity, including a $400.0 million revolving credit facility and a $202.5 million term loan facility, supporting ongoing capital deployment priorities, working capital needs and long-term growth initiatives. During the first six months of 2026, the Company funded the acquisition of Petersen,

                                     Page 3

repurchased $10.8 million of its common stock and paid $8.2 million of dividends while maintaining a strong balance sheet. At June 30, 2026, cash was $195.0 million and total debt was $262.7 million.

Mr. Hureau added, “We ended the quarter with a strong liquidity position, supported by substantial cash balances and available borrowing capacity under our recently renewed credit facility. That flexibility allowed us to invest in organic growth, fund the Petersen acquisition and repurchase shares opportunistically during the first half of the year. We remain committed to a balanced capital allocation approach that prioritizes investment in organic growth and strategic acquisitions while returning capital to shareholders. We look forward to discussing our results and outlook in greater detail during our upcoming Earnings Conference Call.”

Earnings Conference Call

The Company will host a conference call to discuss the results on Tuesday, August 4, 2026, at 10:00 a.m. ET. Hosting the call will be members of senior management. Individuals wishing to participate in the conference call should dial 1-833-816-1163 (domestic) or 1-412-317-1898 (international). For interested individuals unable to join the call, a replay will be available until Tuesday, August 11, 2026, by dialing 1-855-669-9658 (domestic) or 1-412-317-0088 (international), passcode 7509167.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events and Presentations”) on Tuesday, August 4, 2026, beginning at 10:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

About Alamo Group

Alamo Group is a leader in the manufacture and sale of high-quality, purpose-built industrial and vegetation management equipment. We serve end-markets such as infrastructure building and maintenance, industrial construction, public works, land maintenance, agriculture and tree care. Our products are sold to independent equipment dealers and directly to contractors and municipalities. Product categories include vocational products (vacuum trucks, street sweepers, roadside safety equipment, excavators, and snow removal equipment) and light machinery (tractor mounted mowing equipment, land maintenance and recycling equipment) as well as related after-market parts and services. The Company operates two divisions: the Industrial Equipment Division and the Vegetation Management Division. Founded in 1969, the Company has approximately 3,800 employees and operates 27 manufacturing facilities in the United States, Canada, Europe, Brazil and Australia. The corporate offices of Alamo Group Inc. are located in Seguin, Texas.

                                     Page 4

Forward Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: adverse economic conditions which could lead to a reduction in overall market demand, supply chain disruptions, labor constraints, increasing costs due to inflation, disease outbreaks, geopolitical risks, including tariffs, trade disputes, and the effects of the wars in Ukraine and the Middle East, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
# # #

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025
Net sales:
Vegetation Management	$179,092	$178,358	$354,512	$342,248
Industrial Equipment	271,641	240,715	513,370	467,775
Total net sales	450,733	419,073	867,882	810,023

Cost of sales	339,877	310,781	652,221	598,890
Gross profit	110,856	108,292	215,661	211,133

Selling, general and administration expense	60,076	57,136	117,843	111,466
Amortization expense	5,015	4,078	9,894	8,127
Income from operations	45,765	47,078	87,924	91,540

Interest expense	(4,792)	(3,684)	(9,416)	(6,878)
Interest income	1,239	1,195	2,720	2,433
Other income (expense)	(619)	(3,183)	(587)	(3,846)

Income before income taxes	41,593	41,406	80,641	83,249
Provision for income taxes	10,653	10,300	20,517	20,343
Effective Tax Rate	25.6%	24.9%	25.4%	24.4%

Net Income	$30,940	$31,106	$60,124	$62,906

Net income per common share:

Basic	$2.57	$2.59	$4.99	$5.24

Diluted	$2.55	$2.57	$4.96	$5.21

Average common shares:
Basic	12,068	12,020	12,060	12,005

Diluted	12,122	12,083	12,112	12,066

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2026	June 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$194,995	$201,823
Accounts receivable, net	343,326	356,236
Inventories	432,262	372,074
Other current assets	22,114	12,461
Total current assets	992,697	942,594

Rental equipment, net	56,033	59,606

Property, plant and equipment, net	161,165	160,716

Goodwill	271,318	221,607
Intangible assets, net	212,999	145,040
Other non-current assets	29,390	28,086

Total assets	$1,723,602	$1,557,649

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$148,039	$111,820
Income taxes payable	3,685	3,973
Accrued liabilities	69,307	76,113
Current maturities of long-term debt	5,063	15,000
Total current liabilities	226,094	206,906

Long-term debt, net of current maturities	257,679	198,115
Long-term tax liability	470	626
Other long-term liabilities	24,127	25,975
Deferred income taxes	27,122	10,631
Total liabilities	535,492	442,253

Total stockholders’ equity	1,188,110	1,115,396

Total liabilities and stockholders’ equity	$1,723,602	$1,557,649

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Operating Activities
Net income	$60,124	$62,906
Adjustment to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	(230)	(11)
Depreciation - Property, plant and equipment	13,240	13,398
Depreciation - Rental equipment	5,927	5,819
Amortization of intangibles	9,894	8,127
Amortization of debt issuance	343	351
Stock-based compensation expense	3,613	4,670
Provision for deferred income tax expense (benefit)	3,195	(2,179)
Gain on sale of property, plant and equipment	(682)	(358)
Changes in operating assets and liabilities:
Accounts receivable	(62,851)	(37,267)
Inventories	(31,313)	(16,593)
Rental equipment	(958)	(12,263)
Prepaid expenses and other assets	814	1,923
Trade accounts payable and accrued liabilities	14,453	18,494
Income taxes payable	9,427	(9,439)
Other long-term liabilities, net	(2,339)	(667)
Net cash provided by operating activities	22,657	36,911

Investing Activities
Acquisitions, net of cash acquired	(162,933)	(17,571)
Purchase of property, plant and equipment	(10,319)	(12,971)
Proceeds from sale of property, plant and equipment	1,621	812
Net cash used in investing activities	(171,631)	(29,730)

Financing Activities
Borrowings on bank revolving credit facility	120,000	50,000
Repayments on bank revolving credit facility	(57,500)	(50,000)
Principal payments on long-term debt and finance leases	(5,016)	(7,504)
Debt issuance cost	(2,286)	—
Dividends paid	(8,201)	(7,196)
Proceeds from exercise of stock options	1,032	1,227
Common stock repurchased	(10,759)	(1,639)
Net cash provided by (used) in financing activities	37,270	(15,112)

Effect of exchange rate changes on cash and cash equivalents	(2,960)	12,480
Net change in cash and cash equivalents	(114,664)	4,549
Cash and cash equivalents at beginning of the year	309,659	197,274
Cash and cash equivalents at end of the period	$194,995	$201,823

Cash paid during the period for:
Interest	$9,569	$6,861
Income taxes	9,080	32,074

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “Non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses non-GAAP measures such as Adjusted Operating Income, Adjusted Net Income and Adjusted Fully Diluted EPS, and adjusts for certain items that the management believes are not indicative of underlying performance. Adjusted Operating Income accounts for these impacts on a pre-tax basis and Adjusted Net Income and Adjusted Fully Diluted EPS are calculated on an after-tax basis. Management believes isolating certain items from the core operating performance improves comparability across periods, and reflects how management plans and assesses the business.

Attachment 2 shows a reconciliation of Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") and Adjusted EBITDA.

Attachment 3 reflects Division performance inclusive of non-GAAP financial measures such as Backlog, Adjusted Operating Income, Earnings Before Interest, Tax, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA.

Attachment 4 shows the net change in our total debt net of cash and discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

Non-GAAP Financial Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Operating Income	$45,765	$47,078	$87,924	$91,540
CEO Transition(1)	—	229	—	451
Acquisition and Integration Expenses(2)	357	235	915	235
Restructuring Expenses(3)	3,998	605	5,940	1,367
Adjusted Operating Income	$50,120	$48,147	$94,779	$93,593
Adjusted Operating Income % net sales	11.1%	11.5%	10.9%	11.6%

Net Income	$30,940	$31,106	$60,124	$62,906
CEO Transition(1), net of tax benefit $56 and $110, respectively	—	173	—	341
Acquisition and Integration Expenses(2), net of tax benefit $91 and $57, $233 and $57, respectively	266	178	682	178
Restructuring Expenses(3), net of tax benefit $1,017 and $148, $1,511 and $334, respectively	2,981	457	4,429	1,033
Adjusted Net Income	$34,187	$31,914	$65,235	$64,458

Fully Diluted EPS	$2.55	$2.57	$4.96	$5.21
CEO Transition(1)	—	0.01	—	0.03
Acquisition and Integration Expenses(2)	0.02	0.01	0.06	0.01
Restructuring Expenses(3)	0.25	0.04	0.37	0.09
Adjusted Fully Diluted EPS	$2.82	$2.63	$5.39	$5.34

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses
2.Acquisition and integration expenses include advisory fees and other related costs for both successful and unsuccessful deals, integration and divestiture expenses
3.Restructuring expenses include costs related to leadership changes, severance costs, facility move and setup costs, and advisory fees associated with operational improvements

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

EBITDA
	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Net Income	$30,940	$31,106	$60,124	$62,906

Interest, net	3,553	2,489	6,696	4,445
Provision for income taxes	10,653	10,300	20,517	20,343
Depreciation	9,416	9,772	19,167	19,217
Amortization	5,015	4,078	9,894	8,127
EBITDA	$59,577	$57,745	$116,398	$115,038
EBITDA % net sales	13.2%	13.8%	13.4%	14.2%

Adjustments:
CEO Transition(1)	$—	$229	$—	$451
Acquisition and Integration Expenses(2)	357	235	915	235
Restructuring Expenses(3)	3,998	605	5,940	1,367
Adjusted EBITDA	$63,932	$58,814	$123,253	$117,091
Adjusted EBITDA % net sales	14.2%	14.0%	14.2%	14.5%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses
2.Acquisition and integration expenses include advisory fees and other related costs for both successful and unsuccessful deals, integration and divestiture expenses
3.Restructuring expenses include costs related to leadership changes, severance costs, facility move and setup costs, and advisory fees associated with operational improvements

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Industrial Equipment Division Performance

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Backlog			$365,286	$509,610

Net Sales	$271,641	$240,715	513,370	467,775

Income from Operations	36,860	34,327	68,506	65,477
Income from Operations % net sales	13.6%	14.3%	13.3%	14.0%

Adjustments:
CEO Transition(1)	$—	$121	$—	$240
Acquisition and Integration Expenses(2)	221	125	621	125
Restructuring Expenses(3)	1,389	—	1,709	—
Adjusted Operating Income	$38,470	$34,573	$70,836	$65,842
Adjusted Operating Income % of sales	14.2%	14.4%	13.8%	14.1%

Depreciation	5,339	5,519	10,826	10,912
Amortization	2,031	1,132	3,954	2,261
Other income (expense)	(508)	(895)	(535)	(1,255)
EBITDA	$43,722	$40,083	$82,751	$77,395
EBITDA % net Sales	16.1%	16.7%	16.1%	16.5%

Adjustments:
CEO Transition(1)	$—	$121	$—	$240
Acquisition and Integration Expenses(2)	221	125	621	125
Restructuring Expenses(3)	1,389	—	1,709	—
Adjusted EBITDA	$45,332	$40,329	$85,081	$77,760
Adjusted EBITDA % net sales	16.7%	16.8%	16.6%	16.6%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses
2.Acquisition and integration expenses include advisory fees and other related costs for both successful and unsuccessful deals, integration and divestiture expenses
3.Restructuring expenses include costs related to leadership changes, severance costs, facility move and setup costs, and advisory fees associated with operational improvements

Attachment 3 (Continued)

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Vegetation Management Division Performance

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Backlog			$184,031	$177,625

Net Sales	$179,092	$178,358	354,512	342,248

Income from Operations	8,905	12,751	19,418	26,063
Income from Operations % net sales	5.0%	7.1%	5.5%	7.6%

Adjustments:
CEO Transition(1)	$—	$108	$—	$211
Acquisition and Integration Expenses(2)	136	110	294	110
Restructuring Expenses(3)	2,609	605	4,231	1,367
Adjusted Operating Income	$11,650	$13,574	$23,943	$27,751
Adjusted Operating Income % of sales	6.5%	7.6%	6.8%	8.1%

Depreciation	4,077	4,253	8,341	8,305
Amortization	2,984	2,946	5,940	5,866
Other income (expense)	(111)	(2,288)	(52)	(2,591)
EBITDA	$15,855	$17,662	$33,647	$37,643
EBITDA % net Sales	8.9%	9.9%	9.5%	11.0%

Adjustments:
CEO Transition(1)	$—	$108	$—	$211
Acquisition and Integration Expenses(2)	136	110	294	110
Restructuring Expenses(3)	2,609	605	4,231	1,367
Adjusted EBITDA	$18,600	$18,485	$38,172	$39,331
Adjusted EBITDA % net sales	10.4%	10.4%	10.8%	11.5%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses
2.Acquisition and integration expenses include advisory fees and other related costs for both successful and unsuccessful deals, integration and divestiture expenses
3.Restructuring expenses include costs related to leadership changes, severance costs, facility move and setup costs, and advisory fees associated with operational improvements

Attachment 4

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash
	June 30, 2026	June 30, 2025	Net Change

Current maturities	$5,063	$15,000
Long-term debt, net of current	257,679	198,115
Total debt	$262,742	$213,115

Total cash	194,995	201,823
Total Debt, Net of Cash	$67,747	$11,292	$56,455

Impact of Currency Translation on Net Sales by Division

	Three Months Ended June 30,			Change due to currency translation
	2026	2025	% change from 2025	$	%

Vegetation Management	$179,092	$178,358	0.4%	$1,345	0.8%
Industrial Equipment	271,641	240,715	12.8%	359	0.1%
Total net sales	$450,733	$419,073	7.6%	$1,704	0.4%

	Six Months Ended June 30,			Change due to currency translation
	2026	2025	% change from 2025	$	%

Vegetation Management	$354,512	$342,248	3.6%	$6,731	2.0%
Industrial Equipment	513,370	467,775	9.7%	3,735	0.8%
Total net sales	$867,882	$810,023	7.1%	$10,466	1.3%